As filed with the Securities and Exchange Commission on May 22, 2025 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________________

JOHN MARSHALL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia	81-5424879
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(703) 584-0840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________

Christopher W. Bergstrom

President and Chief Executive Officer

John Marshall Bancorp, Inc.

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(703) 584-0840

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

________________________________

Copies to:

Scott H. Richter

Benjamin A. McCall

Williams Mullen

200 South 10th Street, Suite 1600

Richmond, Virginia 23219

(804) 420-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻Accelerated filer ◻

Non-accelerated filer ☑ Smaller reporting company ☑

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☑

________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2025

Prospectus

$80,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time, in one or more offerings, the securities listed above in amounts, at prices and on other terms to be determined at the time of the offering. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The aggregate initial offering price of all securities we may sell under this prospectus will not exceed $80,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. The applicable prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents incorporated herein or therein by reference carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JMSB.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is , 2025.

Table of Contents

Page

About this Prospectus3

Summary4

Risk Factors7

Forward-Looking and Cautionary Statements8

The Company10

Use of Proceeds11

Description of Securities12

Description of Capital Stock13

Description of Common Stock14

Description of Preferred Stock19

Description of Depositary Shares23

Description of Debt Securities27

Description of Warrants33

Description of Purchase Contracts36

Description of Rights37

Description of Units39

Plan of Distribution40

Experts43

Legal Matters43

Where You Can Find More Information43

Incorporation of Certain Information by Reference43

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $80,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or related free writing prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any applicable prospectus supplement or related free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference into this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our” and the “Company” to refer to John Marshall Bancorp, Inc. and its subsidiaries on a consolidated basis. We use the term the “Bank” to refer to John Marshall Bank.

SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities, any related free writing prospectus, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

John Marshall Bancorp, Inc. is a bank holding company headquartered in Reston, Virginia, providing commercial and consumer banking and financial services through our wholly-owned bank subsidiary, John Marshall Bank. John Marshall Bank is a Virginia state chartered bank with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C.

Our principal executive offices are located at 1943 Isaac Newton Square, Suite 100, Reston, Virginia 20190, and our telephone number is (703) 584-0840. Our website can be accessed at www.johnmarshallbank.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “JMSB.”

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $80,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more classes or series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the class or series with respect to dividends, liquidation and dissolution, the stated value of the shares of the class or series, the voting rights of the shares of the class or series, if any, whether and on what terms the shares of the class or series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the class or series, whether we will list the preferred stock on a securities exchange and any other specific terms of the class or series of preferred stock.

Depositary Shares

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement.

Debt Securities

We may issue debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase our shares of common stock, shares of our preferred stock, debt securities or any combination of these securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any class or series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully read and consider the risk factors described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and in all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We make certain forward-looking statements in this prospectus, any applicable prospectus supplement or related free writing prospectus and in the documents incorporated by reference into this prospectus that are subject to risks and uncertainties. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements are based on our beliefs and assumptions and on the information available to us at the time that these disclosures were prepared, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. Should any known or unknown risks and uncertainties develop into actual events, those developments could have material adverse effects on our business, financial condition and results of operations. Factors that could have a material adverse effect on our operations include, but are not limited to, the following:

●	the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including reductions in spending by the U.S. Government;
●	adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios;
●	deterioration of our asset quality;
●	future performance of our loan portfolio with respect to recently originated loans;
●	the level of prepayments on loans and mortgage-backed securities;
●	liquidity, interest rate and operational risks associated with our business;
●	changes in our financial condition or results of operations that reduce capital;
●	our ability to maintain existing deposit relationships or attract new deposit relationships;
●	changes in consumer spending, borrowing and savings habits;
●	inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments;
●	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;
●	additional risks related to new lines of business, products, product enhancements or services;
●	increased competition with other financial institutions and fintech companies;
●	adverse changes in the securities markets;
●	changes in the financial condition or future prospects of issuers of securities that we own;
●	our ability to maintain an effective risk management framework;
●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements;
●	compliance with legislative or regulatory requirements;
●	results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions;
●	potential claims, damages, and fines related to litigation or government actions;
●	the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting;

●	geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business;
●	public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto;
●	technological risks and developments, and cyber threats, attacks, or events;
●	the additional requirements of being a public company;
●	changes in accounting policies and practices;
●	our ability to successfully capitalize on growth opportunities;
●	our ability to retain key employees;
●	deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; and
●	implications of our status as a smaller reporting company and as an emerging growth company.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements were made and we undertake no obligation to update any statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

THE COMPANY

John Marshall Bancorp, Inc. is a bank holding company headquartered in Reston, Virginia, providing commercial and consumer banking and financial services through our wholly-owned bank subsidiary, John Marshall Bank. The Company was organized as a Virginia corporation in 2016 and commenced operations as a bank holding company on March 1, 2017 following a reorganization transaction in which it became the holding company for John Marshall Bank.

John Marshall Bank is a Virginia state chartered bank with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C.

We primarily serve small to medium-sized businesses, their owners and employees, professional corporations, non-profits and individuals with a broad range of banking products and financial services. Some of the products and services that we offer include commercial checking, savings and money market accounts, certificates of deposit, treasury and cash management services, commercial and industrial loans, commercial real estate loans, residential and commercial construction and development loans, online banking, and mobile banking.

Our principal executive offices are located at 1943 Isaac Newton Square, Suite 100, Reston, Virginia 20190, and our telephone number is (703) 584-0840. Our website can be accessed at www.johnmarshallbank.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “JMSB.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights or units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 30,000,000 shares of voting common stock, par value $0.01 per share, 1,000,000 shares of nonvoting common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in classes or series with such powers, designations and rights as may be established from time to time by our board of directors. As of March 31, 2025, there were 14,275,615 shares of our voting common stock issued and outstanding held by approximately 450 holders of record and no shares of our nonvoting common stock or preferred stock issued and outstanding. As of March 31, 2025, there were options outstanding to purchase 39,135 shares of our voting common stock and 50,419 shares were subject to unvested restricted stock awards, all granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK

The following summary description of the material features of the common stock of the Company is qualified in its entirety by reference to the applicable provisions of Virginia law and by our current articles of incorporation and bylaws, which have been filed with the SEC and are incorporated into this prospectus.

General

Our common stock is listed on the Nasdaq Capital Market under the symbol “JMSB.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

The transfer agent for our common stock is Equiniti Trust Company LLC, 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660.

Dividends

The Company’s shareholders are entitled to receive dividends or distributions that its board of directors may declare out of funds legally available for those payments. The payment of distributions by the Company is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock.

As a bank holding company, the Company’s ability to pay dividends is affected by the ability of the Bank to pay dividends to the holding company. The ability of the Bank, as well as the Company, to pay dividends is influenced by bank regulatory requirements and capital guidelines.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of its common stock will be entitled to receive, after payment of all debts and liabilities of the Company and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of the Company available for distribution in cash or in kind.

Voting Rights

The holders of the Company’s voting common stock are entitled to one vote per share and, in general, the affirmative vote of a majority of the shares voted is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors. For that reason, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Directors

Currently, the Company’s board of directors consists of eight directors. Under Virginia law, a director of the Company may be removed, with or without cause, by shareholders if the number of votes cast to remove such director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected.

No Preemptive Rights; Redemption and Assessment

Holders of shares of the Company’s common stock do not have preemptive rights to purchase additional shares of common stock and have no conversion or redemption rights. The Company’s common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.

Nonvoting Common Stock

Shares of nonvoting common stock, which may hereafter become outstanding, will have all of the rights and privileges of shares of voting common stock except that they will not be able to be voted except as required by Virginia law.

Securities Are Not Insured by the Federal Deposit Insurance Corporation

Investments in our common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Anti-Takeover Provisions in Our Articles of Incorporation, Bylaws and Virginia Law

Certain provisions of the Company’s articles of incorporation and bylaws, and Virginia law, may have the effect of discouraging, delaying or preventing a change in control of the Company by means of a tender offer, a proxy fight, open market purchases of shares of its common stock, or otherwise in a transaction not approved by the Company’s board of directors. These provisions are designed to reduce, or have the effect of reducing, the Company’s vulnerability to coercive takeover practices and inadequate takeover bids. However, the existence of these provisions could prevent the Company’s shareholders from receiving a premium over the then prevailing market price of the Company’s common stock or a transaction that may otherwise be in the best interest of the Company’s shareholders. In addition, these provisions make it more difficult for the Company’s shareholders, should they choose to do so, to remove the Company’s board of directors or management.

The following briefly summarizes protective provisions that are contained in the Company’s articles of incorporation and bylaws and provided under Virginia law. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the Company’s articles of incorporation and bylaws and the statutory provisions of Virginia law.

Authorized Preferred Stock. The Company’s articles of incorporation authorize the Company’s board of directors to establish one or more classes or series of preferred stock and to determine, with respect to any class or series of preferred stock, the preferences, rights, and other terms of such class or series. Under this authority, the Company’s board could create and issue a class or series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of the Company’s common stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquirer to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of the Company’s management.

Board Vacancies. Virginia law and the Company’s articles of incorporation and bylaws provide that any vacancy occurring on the Company’s board may be filled by the remaining members of the board. These provisions may discourage, delay or prevent a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board by filling the vacancies created by that removal with its own nominees.

No Cumulative Voting. The Company’s articles of incorporation do not provide for cumulative voting for any purpose. The absence of cumulative voting may afford anti-takeover protection by making it more difficult for the shareholders to elect nominees opposed by the board of directors.

Shareholder Meetings. Pursuant to the Company’s bylaws, special meetings of shareholders may be called only by the Company’s secretary at the request of the chairman of the board of directors or by resolution approved by a majority vote of the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders’ meetings unless they are able to persuade the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements. The Company’s bylaws require a shareholder who desires to raise new business or nominate a candidate for election to the board of directors at an annual meeting of shareholders to provide advance notice not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. The Company’s bylaws also require shareholders who desire to raise new business to provide certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Such requirements may discourage the shareholders from submitting nominations and proposals.

Merger Considerations. The articles of incorporation of the Company provide that the Company’s board of directors, when evaluating a transaction that would or may involve a change in control of the Company, shall consider, among other things, the following factors: the effect of the transaction on the Company and its subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed transaction; the risk that the proposed transaction will not be consummated; the reputation, management capability and performance history of the person proposing the transaction; the current market price of the Company’s capital stock; the relation of the price offered to the current value of the Company in a freely negotiated transaction and in relation to the directors’ estimate of the future value of the Company and its subsidiaries as an independent entity or entities; tax consequences of the transaction to the Company and its shareholders; and such other factors deemed by the directors to be relevant. This provision provides the Company’s board the latitude to consider additional factors, aside from the price of a proposed merger or other business combination, in determining whether the transaction is in the best interests of the Company and its shareholders.

Virginia Anti-takeover Statutes. Virginia has two anti-takeover statutes: the Affiliated Transactions Statute and the Control Share Acquisitions Statute.

Affiliated Transactions Statute. The Virginia Stock Corporation Act (the “VSCA”) contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

●	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

●	the affiliated transaction has been approved by a majority of the disinterested directors; or

●	subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

The provisions of the Affiliated Transactions Statute are only applicable to public corporations that have more than 300 shareholders.

Control Share Acquisitions Statute. Under the VSCA’s control share acquisitions statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

●	unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

●	among other exceptions, unless such acquisition of shares is made pursuant to an affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.” The provisions of the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but the Company has not done so.

Limitations on Liability and Indemnification of Officers and Directors

As permitted by Virginia law, the Company’s articles of incorporation contain provisions that indemnify our directors and officers and eliminate the personal liability of our directors and officers for monetary damages to the Company or its shareholders to the full extent allowed under Virginia law. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the Company’s articles of incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. We have limited our exposure to liability for indemnification of directors and officers by purchasing directors’ and officers’ liability insurance coverage.

Appraisal and Dissenters’ Rights

Virginia law provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the Nasdaq Capital Market, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if:

●	the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception (our articles of incorporation do not authorize such special appraisal or dissenters’ rights);

●	in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record, or a combination of cash or such shares; or

●	the merger is an “affiliated transaction,” as described in “Anti-Takeover Provisions in Our Articles of Incorporation, Bylaws and Virginia Law – Virginia Anti-takeover Statutes – Affiliated Transactions Statute” above, and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the Nasdaq Capital Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to appraisal or dissenters’ rights.

DESCRIPTION OF PREFERRED STOCK

The following summary description of the material features of the preferred stock of the Company that we may offer from time to time is qualified in its entirety by reference to the applicable provisions of Virginia law, our current articles of incorporation and the articles of amendment to our articles of incorporation relating to the particular class or series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any class or series of preferred stock.

General

Our board of directors, without shareholder approval, is authorized under our articles of incorporation to issue, in one or more classes or series, shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. The board of directors is also authorized to fix the designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend and other optional or special rights of such classes or series, and the qualifications, limitations or restrictions thereof.

As of the date of this prospectus, 1,000,000 shares of preferred stock, par value $0.01 per share, are authorized. We have no shares of preferred stock outstanding.

The number of shares and all of the relative rights, qualifications, limitations, restrictions and preferences of the respective future class or series of preferred stock authorized by our board of directors offered by this prospectus and the applicable prospectus supplement will be described in the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The terms of a particular class or series of preferred stock may differ, among other things, in:

●	designation;

●	number of shares that constitute the class or series;

●	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

●	dividend periods, or the method of calculating the dividend periods;

●	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

●	voting rights;

●	preferences and rights upon liquidation or winding up;

●	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

●	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

●	the other rights and privileges and any qualifications, limitations, restrictions or preferences of those rights or privileges.

Each class or series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

●	junior to any class or series of our capital stock expressly stated to be senior to that class or series of preferred stock; and

●	senior to our common stock and any class of our capital stock expressly stated to be junior to that class or series of preferred stock.

Dividends

Dividends will be payable as they are declared by our board of directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the board of directors. Any stated dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the board of directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.

If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by our board of directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating dividends, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the board of directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of the Company ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

●	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

●make other distributions;

●	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

●	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future class or series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, the shares of any future class or series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a class or series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of the Company available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the articles of incorporation (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

●	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

●our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If, upon any liquidation, dissolution or winding up of the Company, assets of the Company then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by the Company.

Voting Rights

Unless otherwise determined by our board of directors and set forth in our articles of incorporation (as amended to establish the preferred stock) and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional interests in shares of our preferred stock, rather than whole shares of preferred stock. If we do, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

The following is a summary description of the provisions of the depositary shares and depositary receipts that we may issue from time to time and the general terms of the deposit agreement to govern any depositary shares we may offer. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular class or series of preferred stock, which we will file with the SEC in connection with any issuance of depositary shares and depositary receipts. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement.

Deposit Agreement

We will deposit the shares of preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or other appropriate financial institution selected by us and named in the applicable prospectus supplement to serve as preferred stock depositary. Subject to the terms of the deposit agreement, each holder of a depositary share will have a fractional interest in all the rights and preferences of the specific class or series of preferred stock underlying the depositary share. Those rights include any dividend, redemption, voting, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If a holder purchases fractional interests in shares of the related class or series of preferred stock, such holder will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The preferred stock depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the preferred stock depositary for distribution to record holders of depositary shares.

The preferred stock depositary will also distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that case, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem the class or series of preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of such class or series of preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Rights

When the preferred stock depositary receives notice of any meeting at which the holders of the underlying preferred stock may vote, the preferred stock depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion of Preferred Stock

Any depositary shares that we issue will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the preferred stock depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock or other shares of our preferred stock, as applicable. Upon receipt of these instructions and any amounts payable by the holder in connection with a conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If a holder of depositary shares converts only part of its depositary shares, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the underlying preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority (or, in the case of an amendment that would under the articles of amendment establishing the underlying preferred stock require a greater vote if the holder of the depositary shares directly held the shares of such preferred stock represented thereby, such greater vote required by the articles of amendment) of the affected depositary shares then outstanding approve the amendment.

The deposit agreement may be terminated by us or the preferred stock depositary only if:

●	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

●	there has been a final distribution on the underlying preferred stock in connection with the liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

We may terminate the deposit agreement at any time and for any reason upon not less than 60 days’ prior written notice to the preferred stock depositary, and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related class or series of preferred stock as are represented by those depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the preferred stock depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering notice to us. We may also remove or replace the preferred stock depositary at any time. Resignations or removals will take effect when a successor preferred stock depositary is appointed and it accepts the appointment.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General; Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate into this prospectus or the applicable prospectus supplement by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

●	classification as senior or subordinated debt securities and the specific designation;

●	aggregate principal amount, purchase price and denomination;

●	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

●	date of maturity;

●	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

●	the interest payment dates, if any;

●	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

●	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

●	whether we will issue the debt securities in the form of certificated debt securities or global debt securities and, if applicable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of global debt securities;

●	whether we will issue the debt securities in definitive form and under what terms and conditions;

●	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

●	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

●	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

●	the depository for debt securities held in global form, if any; and

●	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “—Book-Entry Issuance.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

●	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance;

●	and the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

●	the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

●	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

Book-Entry Issuance

General. As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities. For debt securities issued in global form, the Depository Trust Company (the “DTC”) may act as securities depository for such debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. Such global debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE American and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not affect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds. The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System. DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general summary terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies that investors may use to pay for the warrants;

●	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	whether the warrants will be listed on any securities exchange;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form – i.e., book-entry – will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form – i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise, or the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem any warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, which represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, or debt securities, as applicable, at a future date or dates. The price per share of common stock or preferred stock, or the price of our debt securities as applicable, may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the purchase contracts upon certain events. We may issue purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any purchase contracts. The following description and any description of purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

We may issue purchase contracts separately or as part of units, which we describe below. Units may consist of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of preferred stock or common stock, debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts.

DESCRIPTION OF RIGHTS

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any class or series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a class or series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a class or series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering. Although we may issue rights, in our sole discretion, we have no obligation to do so.

The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be in a prospectus supplement accompanying this prospectus. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of the rights, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K, in connection with an issuance of rights to holders of our common stock or any class or series of our preferred stock. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of one or more of the other securities described in this prospectus. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following general description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Rights” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer the securities in this prospectus from time to time as follows:

●	to or through underwriters or dealers;

●	directly to other purchasers;

●	through designated agents; or

●	through a combination of any of these methods.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distribute by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and any applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Any shares of common stock hereunder will be listed on the Nasdaq Capital Market. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference into this prospectus in reliance upon the report of Yount, Hyde & Barbour, P.C., registered independent public accounting firm, incorporated by reference herein and therein upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Williams Mullen, Richmond, Virginia, our legal counsel, will pass upon the validity of the securities to be issued by us through this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from commercial document retrieval services and at the SEC’s Internet website at www.sec.gov. Our SEC filings are also available at no cost on our website at www.johnmarshallbank.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 001-41315.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

●	portions of the Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 29, 2025, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our Current Reports on Form 8-K filed with the SEC on February 28, 2025 and April 23, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on March 4, 2022, as amended by Amendment No. 1 filed on April 4, 2022 and Amendment No. 2 filed on April 18, 2022, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules (unless otherwise indicated). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Kent D. Carstater

Senior Executive Vice President and Chief Financial Officer

John Marshall Bancorp, Inc.

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(703) 584-0840

These incorporated documents may also be available on our website at www.johnmarshallbank.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

JOHN MARSHALL BANCORP, INC. Common Stock Preferred Stock Depositary Shares Debt Securities Warrants Purchase Contracts Rights Units _________________ PROSPECTUS _________________ , 2025

Part II

Information Not Required In Prospectus

Item 14.Other Expenses of Issuance and Distribution.

The following table sets forth certain fees and expenses payable by the registrant in connection with the filing of this registration statement on Form S-3 and the sale and distribution of the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$12,248
FINRA Filing Fee	*
Printing Costs	*
Transfer and Disbursing Agent Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Listing Fees	*
Miscellaneous Expenses	*
Total	*
__________
*

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The articles of incorporation of John Marshall Bancorp, Inc. (the “Company”) provide that to the full extent that the Virginia Stock Corporation Act (the “VSCA”) permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company will not be liable to the Company or its shareholders for monetary damages. The VSCA provides that the liability of a director or officer in a proceeding brought by or in the right of shareholders, or on behalf of shareholders may be eliminated, except that the liability of a director or officer may not be eliminated if the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any state or federal securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

The articles of incorporation of the Company provide that to the full extent permitted by the VSCA and other applicable law, the Company will indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and the board of directors of the Company may contract in advance to indemnify any director or officer. The VSCA provides that except as limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. The VSCA further provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) the director conducted himself or herself in good faith; (ii) he or she believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation and (b) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful; provided however, no indemnification may be made if: (x) the proceeding was by or in the right of the corporation and the director is adjudged liable to the corporation; or (y) in any other proceeding charging improper personal benefit to the director, the director is adjudged liable to the corporation for the receipt of an improper personal benefit. The board of directors may also indemnify an employee or agent of the Company who was or is a party to any proceeding by reason of the fact that he or she is or was an employee or agent of the Company.

The Company has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage. The rights of indemnification provided in the articles of incorporation of the Company are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors, or otherwise.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Depositary Shares.*
1.4	Form of Underwriting Agreement for Debt Securities.*
1.5	Form of Underwriting Agreement for Warrants.*
1.6	Form of Underwriting Agreement for Purchase Contracts.*
1.7	Form of Underwriting Agreement for Rights.*
1.8	Form of Underwriting Agreement for Units.*
3.1	Articles of Incorporation of John Marshall Bancorp, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10 filed on March 4, 2022).
3.2	Amended and Restated Bylaws of John Marshall Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10 filed on March 4, 2022).
4.1	Form of 5.25% Fixed to Floating Rate Subordinated Note due July 1, 2032 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 15, 2022).
4.2

Specimen certificate for the common stock of John Marshall Bancorp, Inc., $0.01 par value (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10 filed on March 4, 2022).

4.3	Form of Articles of Amendment Establishing a Class or Series of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Depositary Agreement and Depositary Receipt.*
4.6	Form of Senior Debt Securities Indenture (filed herewith).
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Securities Indenture (filed herewith).
4.9	Form of Subordinated Debt Security.*
4.10	Form of Warrant.*
4.11	Form of Warrant Agreement.*
4.12	Form of Purchase Contract.*
4.13	Form of Rights Certificate.*
4.14	Form of Rights Agreement.*
4.15	Form of Unit Agreement.*
5.1	Opinion of Williams Mullen (filed herewith).

Exhibit No.	Description
8.1	Opinion of counsel as to certain federal income tax matters.*
23.1	Consent of Williams Mullen (contained in Exhibit 5.1 hereto).
23.2	Consent of Yount, Hyde & Barbour, P.C. (filed herewith).
24.1	Power of Attorney (included on the signature page hereto).
25.1	Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities.**
25.2	Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities.**
107	Filing Fee Table (filed herewith).

_______

*	If applicable, to be filed by an amendment to the registration statement or under a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes as follows:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1)For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 20, 2025.

JOHN MARSHALL BANCORP, INC.

By:	/s/ Christopher W. Bergstrom
Christopher W. Bergstrom
President and Chief Executive Officer

Each of the undersigned hereby appoints each of Christopher W. Bergstrom and Kent D. Carstater as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Christopher W. Bergstrom Christopher W. Bergstrom	President, Chief Executive Officer and Director (principal executive officer)	May 20, 2025
/s/ Kent D. Carstater Kent D. Carstater	Senior Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 20, 2025
/s/ Jonathan C. Kinney Jonathan C. Kinney	Chairman of the Board	May 20, 2025
/s/ Philip W. Allin Philip W. Allin	Director	May 20, 2025
/s/ Philip R. Chase Philip R. Chase	Director	May 20, 2025
/s/ Michael T. Foster Michael T. Foster	Director	May 20, 2025
/s/ Michael A. Garcia Michael A. Garcia	Director	May 20, 2025
/s/ Subhash K. Garg Subhash K. Garg	Director	May 20, 2025
/s/ O. Leland Mahan O. Leland Mahan	Director	May 20, 2025